UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 13, 2016

GREEN ENVIROTECH HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54395	32-0218005
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

14699 Holman Mtn.
Jamestown CA	95327
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(209) 848-4384

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The information in Item 7.01 and Item 9.01 of this report, including the exhibit, is being furnished pursuant to Item 7.01 and Item 9.01 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 5.02—ELECTION OF DIRECTORS; APPOINTMENT OF OFFICERS

Green EnviroTech Holdings Corp. announces it has appointed Mr. Chris Bowers, 56, as its new President and Chief Executive Officer. Mr. Bowers has also been appointed to serve as a member of the Company’s Board of Directors. Mr. Bowers will continue in his role as President of the Company’s subsidiary, Smart Fuel Solutions. Mr. Gary De Laurentiis will continue in his roles as Chief Financial Officer and Chairman and will be leading the business development activity for the Company.

Mr. Bowers is an experienced executive, entrepreneur, angel investor and consultant whose work has carried him all over the world. Mr. Bowers was the founder and CEO of LytOil from 2013 to 2015, the founder and director of Chris Bowers Capital from 2012 to 2013, and was at Applied Materials where he served as the Chief of Staff, General Manager of Corporate Services, and Vice-President of Corporate Initiatives from 2008 to 2012. Prior to that, Mr. Bowers spent nearly two decades in the high tech industry working with senior leaders in many companies, including the President and CEO of Philips Electronics. During his business career, Mr. Bowers has established, grown and downsized country operations, founded and led consulting practices, led numerous company functions, and has been involved in numerous merger and acquisition transactions and integrations. In the last few years Mr. Bowers has also been directly involved in philanthropy and charitable work with Stanford Hospital and with Santa Clara University in its Miller Center for Social Entrepreneurship and in its Business School. Mr. Bowers has also continued this same work with Second Harvest Food Bank and with The Tech Awards. Mr. Bowers started his career with the British military, serving for 5 years with the UK Special Forces. Mr. Bowers has an MBA from the University of Warwick.

The Company believes that Mr. Bowers’ breadth of business and leadership experience makes him well-suited to serve as a director of the Company.

Since the beginning of the 2015 fiscal year, Mr. Bowers has provided the Company with two $500K working capital lines. The first credit line in the amount of $500K was dated August 15, 2016 and is due December 31, 2016, unless extended. The interest rate of this line of credit is 1% per month with $5K per month of interest only payments. This credit line is convertible into shares of common stock of the Company at a conversion rate of $0.20 per share. The second line of credit is dated November 14, 2016 and has the same terms as the first. The current balances on these lines of credit are $500,000 and $300,000, respectively, which are also the largest aggregate amounts outstanding on those lines of credit since they were initiated.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number*	Title of Document	Location

Item 99	Miscellaneous
99.01	Press release dated December 13, 2016	Attached

*	All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENVIROTECH HOLDINGS CORP.

Dated: December 13, 2016	By:	/s/ Gary De Laurentiis
Gary De Laurentiis, Chief Financial Officer

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